Registration No. 33-________




                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                                 ________

                                 FORM S-8

                          REGISTRATION STATEMENT
                                   Under
                        The Securities Act of 1933
                                 ________

                            HON INDUSTRIES Inc.
          (Exact name of registrant as specified in its charter)

     Iowa                                           42-0617510
(State of other jurisdiction of        (I.R.S. Employer Identification No.)
incorporation or organization)

                           414 East Third Street
                               P.O. Box 1109
                        Muscatine, Iowa  52761-7109
       (Address of principal executive offices, including zip code)
                                  _______

                    1995 STOCK-BASED COMPENSATION PLAN
                         (Full Title of the Plan)
                                  _______

                          A. Mosby Harvey, Jr.
              Vice President, General Counsel and Secretary
                           HON INDUSTRIES Inc.
                          414 East Third Street
                              P.O. Box 1109
                       Muscatine, Iowa  52761-7109
                 (Name and address of agent for service)
                                  _______

                             (319) 264-7400
      (Telephone number, including area code, of agent for service)
                                 _______

                       CALCULATION OF REGISTRATION FEE


Title of      Amount to      Proposed maximum     Proposed        Amount of
securities    be registered  offering price per   maximum         registration
to be                        share                aggregate       fee
registered                                        offering price


Common
Stock,$1.00   153,373        $26.00(1)            $3,987,698(1)   $1,375
par value



(1) Estimated solely for purposes of calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act of 1933, on the basis of the average of the high and low prices of such securities on the Nasdaq Stock Market National Market System on July 24, 1995.

                                  PART II

Item 3.  Incorporation of Documents by Reference

     The following documents previously filed with the Securities and Exchange Commission are incorporated herein by reference: the Annual Report of HON INDUSTRIES Inc. (the "Company") on Form 10-K for the fiscal year ended December 31, 1994; the Company's quarterly report on Form 10-Q for the fiscal quarter ended April 1, 1995; and the description of Common Stock contained in
Item 1 of its Registration Statement on Form 8-A (File No. 0-2648, filed
May 1, 1967), and all amendments and reports filed for the purpose of updating that description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents.

Item 6.  Indemnification of Directors and Officers

     As permitted by the Iowa Business Corporation Act ("IBCA"), the
Company's Articles of Incorporation (the "Articles") provide that no director shall be personally liable to the Company or any stockholder for monetary damages for breach of fiduciary duty as a director, except for: (i) a breach of the director's duty of loyalty to the Company or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law; (iii) a transaction from which the director derived an improper personal benefit; or (iv) an improper act related to the payment of dividends or approval of a stock purchase in violation of Section 833 of the IBCA. While the Articles provide protection from awards for monetary damages for breaches of the duty of care, it does not eliminate the director's duty of care. Accordingly, the Articles will not affect the availability of equitable remedies, such as an injunction, based on a director's breach of the duty of care.

     In addition, the Company's By-Laws provide that the Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding (whether civil, criminal, administrative, or investigative including, without limitation, an action or suit by or in the right of the Company (collectively, "Action")) by reason of the fact that he or she is or was a director, officer, employee, member, if any, volunteer, or agent of the Company, or is or was serving at the request of the Company as a director, officer, partner, trustee, employee, member, if any, volunteer, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan (each a "Qualified Person"). The indemnification, which may be made in any manner not prohibited by Iowa law, may be against expenses (including attorneys' fees), judgments, fines and amounts paid or incurred in settlement which the Qualified Person actually and reasonably incurred in connection with the Action. Indemnification shall not be provided in any case for (i) a breach of a person's duty of loyalty to the Company; (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law; (iii) a transaction from which the person derives an improper personal benefit; or (iv) proceedings by or in the right of the Company unless permitted by the IBCA. The By-Laws also provide that a Qualified Person shall be indemnified against actually and reasonably incurred expenses in connection with any Action to the extent such Qualified Person has been successful on the merits or otherwise in defense of such Action or in the defense of any claim, issue or matter therein.

     The Company has director and officer liability insurance in the amount of $20,000,000, under which each director and each of certain officers of the Company is insured against certain liabilities.

Item 8.  Exhibits

     4.1 Certificate of Incorporation, as amended, incorporated by reference to Exhibit (3)(a) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1988.

     4.2 By-Laws, as amended, incorporated by reference to Exhibit (3) to the Company's Annual Report on Form 10-K for the fiscal year ended January 2, 1993.

     4.3 1995 Stock-Based Compensation Plan, incorporated by reference to Exhibit A to the Company's proxy statement dated March 24, 1995, related to the Company's annual meeting of shareholders held on May 9, 1995.

     4.4 Rights Agreement dated as of July 7, 1988 between the Company and First Chicago Trust Company of New York, incorporated by reference to Exhibit 1 to Registration Statement on Form 8-A filed July 12, 1988, as amended by amendment dated as of May 1, 1990, incorporated by reference to Exhibit 1 to Amendment No. 1 to Registration Statement on Form 8 filed May 29, 1990.

     5.1 Opinion of Jeffrey D. Fick, Senior Counsel, HON INDUSTRIES Inc. as to the validity of securities registered hereunder.

     23.1 Consent of Jeffrey D. Fick, Senior Counsel, HON INDUSTRIES Inc. (set forth in his opinion filed as Exhibit 5.1 to this Registration Statement).

     23.2 Consent of Ernst & Young LLP.

     24   Powers of Attorney.

Item 9.  Undertakings

     A.   The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraph (A)(1)(i) and (A)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Muscatine, State of Iowa, on July 25, 1995.
                                   HON INDUSTRIES Inc.


                              By:       /s/ Jack D. Michaels
                                   Jack D. Michaels
                                   President and CEO
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 25, 1995.






    /s/ Stanley M. Howe

Stanley M. Howe
Chairman of the Board
  and Director


    /s/ Jack D. Michaels

Jack D. Michaels
President and CEO, Principal
  Executive Officer, and
Director


    /s/ Melvin L. McMains
Melvin L. McMains
Controller and Principal
  Accounting Officer

  *
Robert W. Cox
Director



  *
W. James Farrell
Director


  *
Lee Liu
Director

  *
Celeste C. Michalski
Director


  *
Michael S. Plunkett
Director



  *
Herman J. Schmidt
Director


  *
Richard H. Stanley
Director



  *
Jan K. Ver Hagen
Director



  *
Lorne R. Waxlax
Director


     * The undersigned by signing his name hereunto has hereby signed this Registration Statement on behalf of the above-named officers and directors, on July 25, 1995, pursuant to a power of attorney executed on behalf of each such officer and director and filed with the Securities and Exchange Commission as
Exhibit 24 to this Registration Statement.


By:       /s/ Jack D. Michaels
       Jack D. Michaels

                               EXHIBIT INDEX

                                                              Sequential
Number    Description                                         Page Number

4.1       Certificate of Incorporation, as                         ---
          amended, incorporated by reference to
          Exhibit (3)(a) to the Company's Annual
          Report on Form 10-K for the fiscal
          year ended December 31, 1988.

4.2       By-Laws, as amended, incorporated by                     ---
          reference to Exhibit (3) to the
          Company's Annual Report on Form
          10-K for the fiscal year ended
          January 2, 1993.

4.3       1995 Stock-Based Compensation Plan,                     ---
          incorporated by reference to Exhibit A
          to the Company's proxy statement dated
          March 24, 1995, related to the
          Company's annual meeting of
          shareholders held on May 9 1995.

4.4       Rights Agreement dated as of July 7,                    ---
          1988 between the Company and First
          Chicago Trust Company of New York,
          incorporated by reference to Exhibit 1
          to Registration Statement on Form 8-A
          filed July 12, 1988, as amended by
          amendment dated as of May 1, 1990,
          incorporated by reference to Exhibit 1
          to Amendment No. 1 to Registration
          Statement on Form 8 filed May 29,
          1990.

5.1       Opinion of Jeffrey D. Fick, Senior                           10
          Counsel, HON INDUSTRIES Inc. as to
          the validity of securities registered
          hereunder.

23.1      Consent of Jeffrey D. Fick, Senior                           ---
          Counsel, HON INDUSTRIES Inc. (set
          forth in their opinion filed as Exhibit
          5.1 to this Registration Statement).

23.2      Consent of Ernst & Young LLP.                                11


24        Powers of Attorney.                                       12-20

                                                                Exhibit 5.1


                    [Letterhead of HON INDUSTRIES Inc.]


July 25, 1995



HON INDUSTRIES Inc.
414 East Third Street
P.O. Box 1109
Muscatine, Iowa  52761-7109

Re:  1995 Stock-Based Compensation Plan

Ladies and Gentlemen:

I, Senior Counsel of HON INDUSTRIES Inc., an Iowa corporation (the "Company"), have acted as counsel for the Company in connection with the 1995 Stock-Based Compensation Plan (the "Plan"). I have examined such documents, records and matters of law as I have deemed necessary for purposes of this opinion, and based thereupon I am of the opinion that the 153,373 shares of Common Stock, $1.00 par value per share, that are the subject of the Company's Registration Statement on Form S-8 and that may be issued or transferred and sold pursuant to the Plan (the "Shares") will be, when issued or transferred and sold in accordance with the Plan, duly authorized, validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form S-8 filed by the Company to effect registration of the Shares under the Securities Act of 1933.


Sincerely,

/s/ Jeffrey D. Fick

Jeffrey D. Fick
Senior Counsel

                                                               Exhibit 23.2



                      CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement (Form S-8) and related prospectus pertaining to the 1995 Stock-Based Compensation Plan of HON INDUSTRIES Inc. of our report dated February 1, 1995, with respect to the consolidated financial statements and schedule of HON INDUSTRIES Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.



                              ERNST & YOUNG LLP


Chicago, Illinois
July 19, 1995

                                                                 Exhibit 24


                             POWER OF ATTORNEY


     The undersigned, as a director of HON INDUSTRIES Inc., an Iowa corporation (the "Company"), does hereby constitute and appoint Stanley M. Howe and Jack D. Michaels, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 relating to the registration of shares of the Company's Common Stock, $1.00 par value, pursuant to the Company's 1995 Stock-Based Compensation Plan and to sign any and all amendments (including post-effective amendments) thereto, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, I have hereunto set my hand this   17th    day of
  July   , 1995.



                                        /s/ Robert W. Cox

                                   Robert W. Cox

                                                                 Exhibit 24


                             POWER OF ATTORNEY


     The undersigned, as a director of HON INDUSTRIES Inc., an Iowa corporation (the "Company"), does hereby constitute and appoint Stanley M. Howe and Jack D. Michaels, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 relating to the registration of shares of the Company's Common Stock, $1.00 par value, pursuant to the Company's 1995 Stock-Based Compensation Plan and to sign any and all amendments (including post-effective amendments) thereto, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, I have hereunto set my hand this   12th    day of
    July     , 1995.



                                        /s/ W. James Farrell

                                   W. James Farrell

                                                                 Exhibit 24


                             POWER OF ATTORNEY


     The undersigned, as a director of HON INDUSTRIES Inc., an Iowa corporation (the "Company"), does hereby constitute and appoint Stanley M. Howe and Jack D. Michaels, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 relating to the registration of shares of the Company's Common Stock, $1.00 par value, pursuant to the Company's 1995 Stock-Based Compensation Plan and to sign any and all amendments (including post-effective amendments) thereto, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, I have hereunto set my hand this   12th    day of
    July     , 1995.



                                         /s/ Lee Liu
                                   Lee Liu

                                                                 Exhibit 24


                             POWER OF ATTORNEY


     The undersigned, as a director of HON INDUSTRIES Inc., an Iowa corporation (the "Company"), does hereby constitute and appoint Stanley M. Howe and Jack D. Michaels, and each of them, as her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for her and in her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 relating to the registration of shares of the Company's Common Stock, $1.00 par value, pursuant to the Company's 1995 Stock-Based Compensation Plan and to sign any and all amendments (including post-effective amendments) thereto, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as she might or could do in person, thereby ratifying and confirming all that said attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, I have hereunto set my hand this   17th    day of
   July     , 1995.



                                        /s/ Celeste C. Michalski

                                   Celeste C. Michalski

                                                                 Exhibit 24


                             POWER OF ATTORNEY


     The undersigned, as a director of HON INDUSTRIES Inc., an Iowa corporation (the "Company"), does hereby constitute and appoint Stanley M. Howe and Jack D. Michaels, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 relating to the registration of shares of the Company's Common Stock, $1.00 par value, pursuant to the Company's 1995 Stock-Based Compensation Plan and to sign any and all amendments (including post-effective amendments) thereto, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, I have hereunto set my hand this   12th    day of
   July    , 1995.



                                       /s/ Michael S. Plunkett

                                   Michael S. Plunkett

                                                                 Exhibit 24


                             POWER OF ATTORNEY


     The undersigned, as a director of HON INDUSTRIES Inc., an Iowa corporation (the "Company"), does hereby constitute and appoint Stanley M. Howe and Jack D. Michaels, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 relating to the registration of shares of the Company's Common Stock, $1.00 par value, pursuant to the Company's 1995 Stock-Based Compensation Plan and to sign any and all amendments (including post-effective amendments) thereto, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, I have hereunto set my hand this   13th    day of
  July    , 1995.



                                       /s/ Herman J. Schmidt

                                   Herman J. Schmidt

                                                                 Exhibit 24


                             POWER OF ATTORNEY


     The undersigned, as an officer and/or director of HON INDUSTRIES Inc., an Iowa corporation (the "Company"), does hereby constitute and appoint
Stanley M. Howe and Jack D. Michaels, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 relating to the registration of shares of the Company's Common Stock, $1.00 par value, pursuant to the Company's 1995 Stock-Based Compensation Plan and to sign any and all amendments (including post-effective amendments) thereto, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, I have hereunto set my hand this   13th    day of
   July    , 1995.



                                         /s/ Richard H. Stanley
                                   Richard H. Stanley

                                                                 Exhibit 24


                             POWER OF ATTORNEY


     The undersigned, as a director of HON INDUSTRIES Inc., an Iowa corporation (the "Company"), does hereby constitute and appoint Stanley M. Howe and Jack D. Michaels, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 relating to the registration of shares of the Company's Common Stock, $1.00 par value, pursuant to the Company's 1995 Stock-Based Compensation Plan and to sign any and all amendments (including post-effective amendments) thereto, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, I have hereunto set my hand this   21st    day of
   July     , 1995.



                                        /s/ Jan K. Ver Hagen
                                   Jan K. Ver Hagen

                                                                 Exhibit 24


                             POWER OF ATTORNEY


     The undersigned, as a director of HON INDUSTRIES Inc., an Iowa corporation (the "Company"), does hereby constitute and appoint Stanley M. Howe and Jack D. Michaels, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 relating to the registration of shares of the Company's Common Stock, $1.00 par value, pursuant to the Company's 1995 Stock-Based Compensation Plan and to sign any and all amendments (including post-effective amendments) thereto, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, I have hereunto set my hand this   12th    day of
    July    , 1995.



                                         /s/ Lorne R. Waxlax
                                   Lorne R. Waxlax